Exhibit 5.1

Clarivate Analytics Plc 4th Floor, St Paul's Gate 22-24 New Street St Helier Jersey JE1 4TR	D: +44 1534 514071 E: richard.daggett@ogier.com Ref: RJD/APS/171225.00001 3 September 2019

Dear Sirs

Clarivate Analytics Plc (the Company) - Registration under the US Securities Act of 1933, as amended (the Securities Act)

1	Background

1.1	In connection with the Registration Statement on Form F-1 (Registration No. 333- ) (as amended, the Registration Statement) filed by the Company today with the Securities and Exchange Commission pursuant to the Securities Act), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement.

1.2	The Registration Statement relates to the registration by the Company under the Securities Act of a public offering by the selling shareholders identified therein of ordinary shares of no par value in the Company, including shares which may be offered and sold upon the exercise of the option to purchase additional shares granted to the underwriters by the selling shareholders (the Shares).

1.3	In this opinion, "non-assessable" means, in relation to a Share, that the consideration for which the Company agreed to issue that Share (as applicable) has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that Share in respect of the purchase price of that Share.

2	Documents examined

2.1	For the purposes of giving this opinion, we have examined and relied upon such documents as we deem appropriate, including the following documents:

(a)	the Registration Statement;

(b)	the Company’s memorandum and articles of association in force as at the date hereof (the M&A);

Ogier 44 Esplanade St Helier Jersey JE4 9WG T +44 1534 514000 F +44 1534 514444 ogier.com	Partners Raulin Amy James Campbell Richard Daggett Simon Dinning Katrina Edge Sally Edwards Simon Felton	Josephine Howe Jonathan Hughes Sara Johns Niamh Lalor Edward Mackereth Bruce MacNeil Steven Meiklejohn	Julie Melia Oliver Passmore Nathan Powell Daniel Richards Nicholas Williams

(c)	a true copy of written resolutions of the board of directors of the Company dated 26 February 2019 and 13 May 2019 at which the directors (among other things) approved the allotment of the Shares;

(d)	the Company’s certificate of incorporation;

(e)	a consent to issue shares dated 7 January 2019 issued to the Company by the Jersey Financial Services Commission (the Commission) under the Control of Borrowing (Jersey) Order 1958, as amended (the COBO Consent);

(f)	a certificate signed by a director of the Company dated on or around the date of this opinion; and

(g)	a true copy of the branch register of members maintained by Continental Stock Transfer & Trust Company.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

3	Assumptions

For the purposes of this opinion, we have assumed:

(a)	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

(b)	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

(c)	the accuracy and completeness in every respect of all certificates of directors or other officers of the Company given to us for the purposes of giving this Opinion and that (where relevant) such certificates would be accurate if they have been given as of the date hereof;

(d)	that the Company has received in full the consideration for which the Company agreed to issue the Shares;

(e)	that words and phrases used in the Registration Statement have the same meaning and effect as they would if the Registration Statement were governed by Jersey law;

(f)	that no other event occurs after the date hereof which would affect the opinions herein stated;

(g)	that there is no provision of the law or regulation of any jurisdiction other than Jersey which would have any adverse implication in relation to the opinion expressed hereunder; and

(h)	there has been no amendment to the COBO Consent.

4	Opinion

As a matter of Jersey law, and on the basis of and subject to the foregoing and the qualifications below, we are of the following opinion:

(a)	the Shares have been duly authorised and are validly issued, fully paid and non-assessable.

5	Qualifications

This Opinion is subject to the following qualification:

(a)	the obligations of the Company under, or in respect of, the Shares will be subject to any law from time to time in force relating to bankruptcy, insolvency, liquidation, reorganisation or administration or any other law or legal procedure affecting generally the enforcement of creditors' rights.

6	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (to any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of the Opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the Registration Statement. In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

/s/ Ogier

Ogier

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